Investor Relations Contact:
Michael Picariello, Commvault
732-728-5380
ir@commvault.com

Commvault Announces Fiscal 2016 Second Quarter Financial Results

-- Company delivers on revenue expectations and overachieves on earnings --
-- Generates substantial growth in sales pipeline inflow, setting stage for second half of fiscal 2016 --
-- Momentum boosted with successful launch of next generation solution portfolio --
-- Announces $34.6 million of share repurchases and increases authorization to $150 million --

Second Quarter Highlights Include:

Second Quarter
GAAP Results:
Revenues	$140.7 million
Income (Loss) from Operations (EBIT)	$(4.6) million
EBIT Margin	(3.2)%
Diluted Earnings (Loss) Per Share	$(0.20)

Non-GAAP Results:
Income from Operations (EBIT)	$10.9 million
EBIT Margin	7.7%
Diluted Earnings Per Share	$0.15

Tinton Falls, N.J. – October 27, 2015 – Commvault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2015.

"I'm pleased to report that in the fiscal second quarter we executed well relative to expectations, delivering sequential growth in revenue and non-GAAP EBIT," said N. Robert Hammer, Commvault's Chairman, President and CEO. "Solid execution across the business, combined with careful management of expenses, enabled us to achieve better than expected non-GAAP earnings per share. Strong efforts by our field organizations and positive reactions to our transformational initiatives contributed to substantial growth in sales pipeline inflow. We believe that this momentum combined with our Commvault Next program have helped strengthen our competitive position, increased our available market, and made it easier for partners to sell and for customers to buy Commvault solutions. While we still have a lot of work to do to achieve our long term goals, we have increased confidence in our ability to achieve our financial objectives for the second half of fiscal 2016. In addition, we have remained opportunistic, repurchasing $34.6 million of our common stock since our last earnings call."

Hammer added, "Our momentum is further supported by the successful launch of our next generation solutions portfolio, which fundamentally redefines the data protection, archive and cloud data markets. For customers, the new Commvault Data Platform makes it possible to better manage the challenges of disruption, whether they are seeking to move data to the cloud, manage data in the cloud, provide secure access to data, consume new technology to replace legacy systems, move from closed proprietary systems to open, and/or assure a sound, holistic data management strategy to gain more value and business insight in the midst of unprecedented market change and consolidation.”

“We also take note that Joe Eazor, CEO of EarthLink Holdings, has joined the Commvault Board of Directors,” said Hammer. “Joe is a technology and software industry veteran with substantial strategic planning, sales and operations experience at some of the most innovative tech companies in the world. We welcome his fresh perspective that we believe will contribute to Commvault’s performance and stockholder returns.”

Total revenues for the second quarter of fiscal 2016 were $140.7 million, up 1% sequentially, down 7% compared to the second quarter of the prior fiscal year, and down 1% on a year-over-year constant currency basis. Software revenue was $57.6 million, an increase of 2% sequentially, a decrease of 17% year-over-year, and down 12% on a year-over-year constant currency basis. Services revenue in the second quarter of fiscal 2016 was $83.2 million, an increase of 2% year-over-year and 1% sequentially. On a constant currency basis, services revenue in the second quarter of fiscal 2016 increased 8% year-over-year.

On a GAAP basis, loss from operations (EBIT) was $4.6 million for the second quarter compared to a loss of $6.3 million in the prior quarter. Non-GAAP income from operations (EBIT) increased to $10.9 million, or 17%, in the second quarter of fiscal 2016 compared to $9.3 million in the first quarter of fiscal 2016.

For the second quarter of fiscal 2016, Commvault reported a net loss of $9.2 million. Non-GAAP net income for the quarter was $6.8 million, or $0.15 per diluted share, versus $0.12 in the first quarter of fiscal 2016.

Since Commvault’s first fiscal quarter earnings conference call on July 28, 2015, Commvault has repurchased $34.6 million of common stock (965,000 shares) under its share repurchase program. On October 22, 2015, the Board of Directors extended the expiration date of the share repurchase program to March 31, 2017 and authorized an increase to the existing share repurchase program so that $150.0 million is now available.

Operating cash flow totaled $9.6 million for the second quarter of fiscal 2016. Total cash and short-term investments were $400.0 million as of September 30, 2015 compared to $387.6 million as of March 31, 2015. During the quarter there were no borrowings against the revolving credit facility.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

▪
On October 20, 2015, Commvault announced the next generation of its market leading solutions portfolio, delivering a broad spectrum of innovation designed to help customers address the increasing challenges of managing data and information in highly disrupted, fast-paced global business environments.  This included more than 100 specific innovations, and unveiled a new business model highlighting the opportunities for Commvault, its partners, third-party software developers, and customers to innovate on the Commvault Data Platform.

▪	In a series of relates announcements aligned to the next generation software release, Commvault also announced:

•
A series of emerging customer needs facing CIOs and technology and business leaders as they face the challenges of rapidly changing technology, tightening resource requirements, and ever-expanding volumes of data. Through these insights, it outlined the Principals of Modern Data Management that should be the minimum requirements found in a modern, holistic data management solution.

•	New innovations in the Commvault Data Platform to extend and hardware array and snapshot management capabilities to three leading partners: Hitachi Data Systems, Pure Storage, and Nutanix.

▪
On October 16, 2015, Commvault announced that PFD Food Services, the largest privately-owned food distributor in Australia, is using Commvault to ensure the protection and high availability of its strategic data assets in its journey to the cloud.

▪
On October 13, 2015, Commvault announced with Greenply Industries Limited, the completion of a major modernization data centre infrastructure by implementing SAP HANA, Cisco UCS C240 servers and Commvault’s data protection and information management solution.

▪
On October 6, 2015, Commvault announced that it has added new support for Amazon Simple Storage Service Standard-Infrequent Access (Amazon S3 Standard-IA). Commvault Software's native support for Amazon S3 Standard-IA provides customers with access to a high-performing and durable cloud storage option for their less frequently accessed data.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Finally, Commvault has provided software, services and total revenues on a year-over-year constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short and long term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of Commvault’s control and the variety of awards that companies can issue, Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation, and the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 37% in fiscal 2016 and fiscal 2015.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. On an annual basis, the GAAP tax rate over the past three fiscal years was 34% for fiscal 2015, 37% for fiscal 2014 and 35% for fiscal 2013. Commvault’s cash tax rate has been lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 26% for fiscal 2015, 18% for fiscal 2014, and 12% for fiscal 2013. Cash taxes paid in fiscal 2016 are projected to be less compared to fiscal 2015 and fiscal 2014. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

Commvault measured itself to non-GAAP tax rates of 37% in fiscal 2015 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2016. Commvault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  Over the long term Commvault expects its cash tax rate to align with the non-GAAP tax rate. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, October 27, 2015, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 877-731-3955 (domestic) or 530-379-4681 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is a leading provider of data protection and information management solutions, helping companies worldwide activate their data to drive more value and business insight and to transform modern data environments. With solutions and services delivered directly and through a worldwide network of partners and service providers, Commvault solutions comprise one of the industry’s leading portfolios in data protection and recovery, cloud, virtualization, archive, file sync and share. Commvault has earned accolades from customers and third party influencers for its technology vision, innovation, and execution as an independent and trusted expert. Without the distraction of a hardware business or other business agenda, Commvault’s sole focus on data management has led to adoption by companies of all sizes, in all industries, and for solutions deployed on premise, across mobile platforms, to and from the cloud, and provided as-a-service. Commvault employs more than 2,000 highly skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault — and how it can help make your data work for you — visit commvault.com.
Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2015 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, OnePass, Commvault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, ROMS, Commvault Edge, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Software	$57,567	$69,415	$114,060	$141,473
Services	83,175	81,729	165,805	162,314
Total revenues	140,742	151,144	279,865	303,787
Cost of revenues:
Software	528	657	1,065	1,247
Services	20,411	19,629	40,421	39,966
Total cost of revenues	20,939	20,286	41,486	41,213
Gross margin	119,803	130,858	238,379	262,574
Operating expenses:
Sales and marketing	85,842	83,697	171,624	164,008
Research and development	16,135	15,835	32,913	30,875
General and administrative	19,906	18,742	39,715	35,247
Depreciation and amortization	2,474	1,680	4,936	3,326
Total operating expenses	124,357	119,954	249,188	233,456
Income (loss) from operations	(4,554)	10,904	(10,809)	29,118
Interest expense	(234)	(218)	(458)	(218)
Interest income	199	195	380	390
Income (loss) before income taxes	(4,589)	10,881	(10,887)	29,290
Income tax expense (benefit)	4,647	4,385	(351)	10,065
Net income (loss)	$(9,236)	$6,496	$(10,536)	$19,225
Net income (loss) per common share:
Basic	$(0.20)	$0.14	$(0.23)	$0.42
Diluted	$(0.20)	$0.14	$(0.23)	$0.40
Weighted average common shares outstanding:
Basic	45,437	45,437	45,361	45,750
Diluted	45,437	47,166	45,361	47,536

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$327,204	$337,673
Short-term investments	72,806	49,936
Trade accounts receivable, net	86,367	117,716
Prepaid expenses and other current assets	19,745	20,084
Deferred tax assets, net	17,888	16,142
Total current assets	524,010	541,551

Deferred tax assets, net	27,798	24,903
Property and equipment, net	138,064	140,208
Other assets	6,992	6,804
Total assets	$696,864	$713,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,178	$860
Accrued liabilities	62,987	72,757
Deferred revenue	179,635	184,312
Total current liabilities	243,800	257,929

Deferred revenue, less current portion	44,812	45,423
Other liabilities	3,897	3,104

Total stockholders’ equity	404,355	407,010
Total liabilities and stockholders’ equity	$696,864	$713,466

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$(9,236)	$6,496	$(10,536)	$19,225
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,859	1,776	5,716	3,446
Noncash stock-based compensation	15,068	15,072	30,289	29,487
Excess tax benefits from stock-based compensation	(4,114)	(598)	(5,899)	(3,387)
Deferred income taxes	(3,081)	(142)	(4,527)	(465)
Changes in operating assets and liabilities:
Trade accounts receivable	5,597	(1,948)	31,359	16,188
Prepaid expenses and other current assets	(2,042)	(8,299)	(4,807)	(7,762)
Other assets	470	(307)	(400)	(105)
Accounts payable	482	118	(36)	313
Accrued liabilities	7,188	10,209	(5,860)	(1,011)
Deferred revenue	(3,778)	9,815	(4,028)	13,309
Other liabilities	159	(10)	198	(1,612)
Net cash provided by operating activities	9,572	32,182	31,469	67,626
Cash flows from investing activities
Purchase of short-term investments	(23,411)	(39,978)	(47,849)	(43,976)
Proceeds from maturity of short-term investments	11,489	14,983	24,979	18,983
Purchases for corporate campus headquarters	—	(17,266)	(2,111)	(35,426)
Purchase of property and equipment	(1,437)	(1,084)	(3,115)	(2,456)
Net cash used in investing activities	(13,359)	(43,345)	(28,096)	(62,875)
Cash flows from financing activities
Repurchase of common stock	(24,991)	—	(24,991)	(105,085)
Debt issuance costs	—	(94)	—	(1,175)
Proceeds from stock-based compensation plans	6,263	8,340	7,977	10,517
Excess tax benefits from stock-based compensation	4,114	598	5,899	3,387
Net cash provided by (used in) financing activities	(14,614)	8,844	(11,115)	(92,356)
Effects of exchange rate — changes in cash	(4,864)	(6,650)	(2,727)	(5,554)
Net decrease in cash and cash equivalents	(23,265)	(8,969)	(10,469)	(93,159)
Cash and cash equivalents at beginning of period	350,469	373,543	337,673	457,733
Cash and cash equivalents at end of period	$327,204	$364,574	$327,204	$364,574

Supplemental disclosures of cash flow information
Repurchase of common stock in accrued expenses	$7,813	$—	$7,813	$—

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(4,554)	$10,904	$(10,809)	$29,118
Noncash stock-based compensation (1)	15,068	15,072	30,289	29,487
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	341	182	660	561
Non-GAAP income from operations	$10,855	$26,158	$20,140	$59,166

GAAP net income (loss)	$(9,236)	$6,496	$(10,536)	$19,225
Noncash stock-based compensation (1)	15,068	15,072	30,289	29,487
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	341	182	660	561
Non-GAAP provision for income taxes adjustment (3)	644	(5,285)	(7,774)	(11,890)
Non-GAAP net income	$6,817	$16,465	$12,639	$37,383

Diluted weighted average shares outstanding (4)	46,556	47,166	46,687	47,536
Non-GAAP diluted net income per share	$0.15	$0.35	$0.27	$0.79

	Three Months Ended September 30, 2015	Six Months Ended September 30, 2015
	Year-over-year	Year-over-year
Non-GAAP software revenue reconciliation
GAAP software revenue	$57,567	$114,060
Adjustment for currency impact	3,363	8,071
Non-GAAP software revenue on a constant currency basis (5)	$60,930	$122,131

	Three Months Ended September 30, 2015	Six Months Ended September 30, 2015
	Year-over-year	Year-over-year
Non-GAAP services revenue reconciliation
GAAP services revenue	83,175	165,805
Adjustment for currency impact	5,457	10,627
Non-GAAP services revenue on a constant currency basis (5)	$88,632	$176,432

	Three Months Ended September 30, 2015	Six Months Ended September 30, 2015
	Year-over-year	Year-over-year
Non-GAAP total revenue reconciliation
GAAP total revenues	$140,742	$279,865
Adjustment for currency impact	8,820	18,698
Non-GAAP total revenues on a constant currency basis (5)	$149,562	$298,563

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Cost of services revenue	$719	$732	$1,388	$1,401
Sales and marketing	6,440	6,568	13,040	12,744
Research and development	1,531	1,403	3,075	2,717
General and administrative	6,378	6,369	12,786	12,625
Stock-based compensation expense	$15,068	$15,072	$30,289	$29,487

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2016 and fiscal 2015.

(4)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in the three and six months ended September 30, 2015 because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(5)
Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2016. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.